UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2005

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2005, Brush Engineered Materials Inc. (the "Company") entered into an amendment to its $105 million Revolving Credit Agreement with JPMorgan Chase Bank, N.A. as Administrative Agent, and a syndicate of other lenders. The amendment, among other things, increases the availability under the facility to $125 million and increases other dollar limitations for letters of credit, investments in the Company's subsidiaries and precious metals debt, in each case, to provide more flexibility to the Company.

In addition, on December 29, 2005, the Company entered into an amendment to its $46 million Precious Metals Agreement with Fleet Precious Metals Inc. ("Fleet"), a corporation operating as Bank of America Precious Metals. The amendment, among other things, increases the availability under the facility to $67 million.

Copies of these amendments are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Fourth Amendment to Credit Agreement, dated December 29, 2005
99.2 Second Amendment to Precious Metals Agreement, dated December 29, 2005

The foregoing description of the amendments are qualified in their entirety by reference to the full text of the amendments, copies of which have been filed as exhibits hereto and incorporated herein by this reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

January 3, 2006	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to Credit Agreement, dated December 29, 2005
99.2	Second Amendment to Precious Metals Agreement, dated December 29, 2005